Exhibit 10.1

CIRRUS LOGIC, INC.
2006 STOCK INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT
FOR U.S. EMPLOYEES

This Performance Award Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the related Notice of a Grant of Performance Awards (“Notice of Grant”) by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and you as the Holder named in the Notice of Grant (“Holder”):

WHEREAS, the Company, in order to induce you to enter into and/or continue in service to the Company or its Affiliates in the capacity of Employee, Consultant, or Director, as applicable (“Service”) and to materially contribute to the success of the Company, agrees to grant you this Award of Performance-based Restricted Stock Units (“PBRSU’s”);

WHEREAS, the Company adopted the Cirrus Logic, Inc. 2006 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant Performance Awards to certain employees and service providers of the Company and its Affiliates;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan;

WHEREAS, the term “Performance Award” shall have the same meaning as the term “Performance Award” set forth in the Plan, and this Agreement, the Notice of Grant, and the Plan shall each be interpreted accordingly; and

WHEREAS, you desire to accept the Performance Award created pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.           The Grant.  Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant and in accordance with the terms and conditions set forth herein and in the Plan, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, a Performance-based award (the “Award”) consisting of an aggregate number of Performance Awards, whereby each Performance Award represents the right to receive shares of Common Stock of the Company following the applicable vesting date, in accordance with the terms and conditions set forth herein and in the Notice of Grant and the Plan.  The actual number of shares awarded pursuant to this Agreement will be calculated at the completion of the Performance Period as defined in the Notice of Grant.

2.           No Shareholder Rights.  The Performance Award granted pursuant to this Agreement does not and shall not entitle you to any rights of a holder of Common Stock (including, without limitation, voting rights or rights to cash dividends) prior to the date shares of Common Stock are issued to you in settlement of the Award.  Your rights with respect to the Performance Award shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Performance Award lapse in accordance with Section 5.

3.           Performance Measures and Forfeiture Restrictions. (a) The Performance Awards are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until the Performance Awards become vested, the restrictions are removed or expire as contemplated in this Agreement, and Common Stock is issued to you as described in Section 4 of this Agreement.  The Performance Awards are also restricted in the sense that, as provided in Section 6, they may be forfeited for no consideration to the Company in the event your Service with the Company or an Affiliate terminates before the Performance Awards become vested; (b) Performance Awards are further subject to Performance Measures during the Performance Period as set forth in the Notice of Grant; and (c) The prohibition against transfer and the obligation to forfeit the Performance Awards upon termination of Service or failure to obtain the Performance Measures as provided in the preceding sentences are herein referred to as the “Forfeiture Restrictions.”

4.           Issuance of Common Stock.  No shares of Common Stock shall be issued to you prior to the date on which the Performance Awards vest and the Forfeiture Restrictions with respect to the Performance Awards lapse, in accordance with Section 5.  As soon as reasonably practicable after the Performance Awards vest pursuant to Section 5, the Company shall cause to be issued to you (including to a brokerage account in your name) Common Stock in settlement of such vested Performance Awards upon receipt by the Company of any required tax withholding, provided that such issuance of Common Stock shall in any event be made no later than March 15 of the year following the calendar year that the Performance Awards vest.  The actual number of shares of Common Stock to be issued pursuant to a Performance Award will be calculated by the Committee (as defined in the Plan), and shall be made in the sole discretion of the Committee.  The Company shall evidence the Common Stock to be issued in settlement of such vested Performance Awards in the manner it deems appropriate.  The value of any fractional share Performance Awards shall be rounded down at the time Common Stock is issued to you in connection with the Performance Awards.  No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to you pursuant to this Agreement.  The value of such shares of Common Stock shall not bear any interest owing to the passage of time.  Neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed to create a trust or a funded or secured obligation of any kind.

5.           Vesting; Expiration of Forfeiture Restrictions.  The Forfeiture Restrictions on the Performance Awards granted pursuant to the Award will expire as set forth in the Notice of Grant and shares of Common Stock that are nonforfeitable and transferable, except to the extent provided in Section 9 of this Agreement, will be issued to you in settlement of your vested Performance Awards as set forth in Section 4, provided that you remain in the continuous Service of the Company or its Affiliates until the applicable dates or events set forth in the Notice of Grant.  Performance Awards that remain subject to the Forfeiture Restrictions will be considered “Nonvested Performance Awards.”

6.           Effect of Termination of Service.  If your Service with the Company or any Affiliate terminates for any reason, then those Performance Awards for which the Forfeiture Restrictions have not lapsed as of the date of or in connection with such termination shall become null and void and those Nonvested Performance Awards shall be forfeited for no consideration to the Company.

6A.       Accelerated Vesting.   The Committee may, in its discretion, accelerate vesting of Performance Awards. To the extent that the vesting of any Performance Awards occurs, the final number of shares awarded will be calculated based upon the actual performance to the Performance Measures as of the date of acceleration of the vesting.

7.           Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason, you will be considered to still be in the Service of the Company or an Affiliate, provided that rights to the Performance Awards during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began. The Committee, at its discretion, may prorate the number of shares to be issued to account for the number of days you are on leave of absence during a Performance Period.

8.           Withholding Taxes.  The Company may require you to pay to the Company (or the Company’s Affiliate if you are an employee of an Affiliate of the Company), an amount the Company deems necessary to satisfy its or its Affiliate’s current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award.  To the extent that the receipt of the Performance Awards or the lapse of any Forfeiture Restrictions results in compensation income or wages to you for federal, state, local, or other tax purposes, the Company is authorized to withhold any tax required to be withheld by reason of such resulting compensation income or wages from any cash or stock remuneration (including withholding any Common Stock distributable to you under this Agreement, based on the Fair Market Value on the date the withholding is to be determined, but not in excess of the applicable minimum statutory withholding requirements) then or thereafter payable to you and/or you otherwise agree to deliver such amount of money as the Company may require to meet its or its Affiliate’s tax withholding obligations under applicable laws or regulations.  Unless the applicable tax withholding obligations of the Company and its Affiliates are satisfied, the Company shall have no obligation to issue Common Stock pursuant to this Agreement.  You acknowledge and agree that the Company is making no representation or warranty as to the tax consequences to you as a result of the receipt of the Performance Awards, the lapse of any Forfeiture Restrictions, the achievement of the Performance measures, or the forfeiture of any Performance Awards pursuant to the Forfeiture Restrictions.

9.           Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, any issuance of Common Stock hereunder will be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, Common Stock will not be issued hereunder unless a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Performance Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  You agree that the shares of Common Stock that you may acquire in settlement of any vested Performance Awards will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal, state, or foreign.

10.           Legends.  You agree that the certificates representing shares of Common Stock issued with respect to the Performance Award may bear such legend or legends as the Committee deems appropriate to assure compliance with the terms and provisions of this Agreement and applicable securities laws.

11.           Right to Terminate Services.  Nothing contained in this Agreement shall confer upon you the right to continue in the employ of or performing services for the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment or service relationship at any time.

12.           Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.  You further agree to notify the Company upon any change in the residence address indicated on the Notice of Grant.

13.           Dispute Resolution.  The provisions of this Section shall be the exclusive means of resolving disputes arising out of or relating to the Performance Award, the Notice of Grant, the Plan, and this Agreement.  The Company, you, and your assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Performance Award, the Notice of Grant, the Plan, and this Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.

Any controversy, dispute or claim that has not been settled by negotiation within thirty (30) days of the written notification as set forth above shall be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by three arbitrators.  In such event, the claimant will deliver a written notice to the respondent(s) and the AAA initiating arbitration and naming an arbitrator.  Within twenty (20) days after receipt of such arbitration notice, the respondent(s) shall name an arbitrator.  Within twenty (20) days from the naming of the two arbitrators, the two arbitrators shall name a third arbitrator.  If there are multiple claimants and/or multiple respondents, all claimants and/or all respondents shall attempt to agree upon naming their respective arbitrator.  If the claimants or respondents, as the case may be, fail to name their respective arbitrator, or if the two arbitrators fail to name a third arbitrator, or if within twenty (20) days after any arbitrator shall resign or otherwise cease to serve as such a replacement arbitrator is not named by the party that originally named such arbitrator, such arbitrator as to which agreement cannot be reached or as to which a timely appointment is not made shall be named by the AAA.  The place of arbitration shall be Austin, Texas.  The award of the arbitrators may be entered in any court of competent jurisdiction.  The costs of the arbitration shall be shared by the disputing parties equally.  Notwithstanding anything to the contrary herein, the arbitrators shall not award nor shall the Company have any liability for any consequential, punitive, special, incidental, indirect or similar damages.

14.           No Advice Regarding Performance Award.  The Company is not providing any tax, legal, or financial advice with respect to the Performance Award, your participation in the Plan, or the acquisition or sale of any Common Stock attributable to the Performance Award.  You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

15.           No Liability for Good Faith Determinations.  The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Awards granted hereunder.

16.           Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder.  The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17.           No Guarantee of Interests.  The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

18.           Company Records.  Records of the Company or its Affiliates regarding your Service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are in the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as such party may designate in writing from time to time to the other party.

20.           Successors.  This Agreement shall be binding upon you, your legal representatives, heirs, assigns, legatees and distributees, and upon the Company, its successors and assigns.

21.           Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22.           Headings.  The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

23.           Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.  The obligation of the Company to issue and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

24.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Award granted under the Plan or future awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

25.           Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

26.           Amendment.  This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation (including any change in the interpretation or application of any law or regulation by an appropriate governmental authority), which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

27.           Section 409A.  The Performance Award is intended to qualify for the “short-term deferral” exemption from Section 409A of the Internal Revenue Code and shall be construed accordingly.  Notwithstanding the preceding sentence, neither the Committee nor the Company or its Affiliates shall be liable for any failure of the Award or any portion thereof to satisfy the requirements for exemption from, or compliance with, Section 409A of the Internal Revenue Code.

28.           Unfunded Arrangement.  Neither the Notice of Grant, this Agreement, nor the Plan shall give you any security or other interest in any assets of the Company or an Affiliate; rather, your right to the Performance Award is that of a general, unsecured creditor of the Company.

29.           The Plan.  This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

 [Signature Page Follows]

By your signature below, or by your electronic acceptance of this Agreement, you agree to all the terms and conditions of the Performance Award, the Notice of Grant, the Plan, and this Agreement.  You acknowledge that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement.  You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Award, the Notice of Grant, the Plan, or this Agreement.

AGREED AND ACCEPTED:

____________________________________
Signature of Holder

____________________________________
Printed Name of Holder

Date:  _______________________________

US461761.4

09-2014